                               CREDIT AGREEMENT

     THIS AGREEMENT is entered into as of February 2, 2002, by and between STERLING BANCSHARES, INC., a Texas Corporation ("Borrower"), and WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION ("Bank").

                                    RECITALS
                                    --------

     Borrower has requested that Bank extend or continue credit to Borrower as described below, and Bank has agreed to provide such credit to Borrower on the terms and conditions contained herein.

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Bank and Borrower hereby agree as follows:

                                   ARTICLE I
                                   ---------
                                  CREDIT TERMS
                                  ------------

SECTION 1.1. LINE OF CREDIT.

     (a) Line of Credit. Subject to the terms and conditions of this Agreement, Bank hereby agrees to make advances to Borrower from time to time up to and including February 2, 2003, not to exceed at any time the aggregate principal amount of Twenty Million Dollars ($20,000,000.00) ("Line of Credit"), the proceeds of which shall be used to finance future acquisitions and related expenses. Borrower's obligation to repay advances under the Line of Credit shall be evidenced by a promissory note substantially in the form of Exhibit A attached hereto ("Line of Credit Note"), all terms of which are incorporated herein by this reference.

     (b) Borrowing and Repayment. Borrower may from time to time during the term of the Line of Credit borrow, partially or wholly repay its outstanding borrowings, and reborrow, subject to all of the limitations, terms and conditions contained herein or in the Line of Credit Note; provided however, that the total outstanding borrowings under the Line of Credit shall not at any time exceed the maximum principal amount available thereunder, as set forth above.

SECTION 1.2. INTEREST/FEES.

     (a) Interest. The outstanding principal balance of each credit subject hereto shall bear interest at the rate of interest set forth in each promissory note or other instrument executed in connection therewith.

     (b) Computation and Payment. Interest shall be computed on the basis of a 360-day year, actual days elapsed. Interest shall be payable at the times and place set forth in each promissory note or other instrument required hereby.

     (c) Unused Commitment Fee. Borrower shall pay to Bank a fee equal to one eighth percent (0.125%) per annum (computed on the basis of a 360-day year, actual days elapsed) on the average daily unused amount of the Revolving Line of Credit, which fee shall be calculated on a quarterly basis by Bank and shall be due and payable by Borrower in arrears within ten (10) days after each billing is sent by Bank.

     SECTION 1.3. GUARANTIES. All indebtedness of Borrower to Bank shall be guaranteed by Sterling Bancorporation, Inc., a Delaware corporation ("Guarantor"), as evidenced by and subject to the terms of a guaranty in form and substance satisfactory to Bank.

                                   ARTICLE II
                                   ----------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

     Borrower makes the following representations and warranties to Bank, which representations and warranties shall survive the execution of this Agreement and shall continue in full force and effect until the full and final payment, and satisfaction and discharge, of all obligations of Borrower to Bank subject to this Agreement.

     SECTION 2.1. LEGAL STATUS. Borrower is a Corporation, duly organized and existing and in good standing under the laws of the State of Texas and is qualified or licensed to do business (and is in good standing as a foreign corporation, if applicable) in all jurisdictions in which such qualification or licensing is required or in which the failure to so qualify or to be so licensed could have a material adverse effect on Borrower.

     SECTION 2.2. AUTHORIZATION AND VALIDITY. This Agreement and each promissory note, contract, instrument and other document required hereby or at any time hereafter delivered to Bank in connection herewith (collectively, the "Loan Documents") have been duly authorized, and upon their execution and delivery in accordance with the provisions hereof will constitute legal, valid and binding agreements and obligations of Borrower or the party which executes the same, enforceable in accordance with their respective terms.

     SECTION 2.3. NO VIOLATION. The execution, delivery and performance by Borrower of each of the Loan Documents do not violate any provision of any law or regulation, or contravene any provision of the Articles of Incorporation or By-Laws of Borrower, or result in any breach of or default under any contract, obligation, indenture or other instrument to which Borrower is a party or by which Borrower may be bound.

     SECTION 2.4. LITIGATION. There are no pending, or to the best of Borrower's knowledge threatened, actions, claims, investigations, suits or proceedings by or before any governmental authority, arbitrator, court or administrative agency which could have a material adverse effect on the financial condition or operation of Borrower other than those disclosed by Borrower to Bank in writing prior to the date hereof.

     SECTION 2.5. CORRECTNESS OF FINANCIAL STATEMENT. The financial statement of Borrower dated September 30, 2001, a true copy of which has been delivered by Borrower to Bank prior to the date hereof, (a) is complete and correct and presents fairly the financial condition of Borrower, (b) discloses all liabilities of Borrower that are required to be reflected or reserved against under generally accepted accounting principles, whether liquidated or unliquidated, fixed or contingent, and (c) has been prepared in accordance with generally accepted accounting principles consistently applied. Since the date of such financial statement there has been no material adverse change in the financial condition of Borrower, nor has Borrower mortgaged, pledged, granted a security interest in or otherwise encumbered any of its assets or properties except in favor of Bank or as otherwise permitted by Bank in writing.

     SECTION 2.6. INCOME TAX RETURNS. Borrower has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year.

     SECTION 2.7. NO SUBORDINATION. There is no agreement, indenture, contract or instrument to which Borrower is a party or by which Borrower may be bound that requires the subordination in right of payment of any of Borrower's obligations subject to this Agreement to any other obligation of Borrower.

     SECTION 2.8. PERMITS, FRANCHISES. Borrower possesses, and will hereafter possess, all permits, consents, approvals, franchises and licenses required and rights to all trademarks, trade names, patents, and fictitious names, if any, necessary to enable it to conduct the business in which it is now engaged in compliance with applicable law,

     SECTION 2.9. ERISA. Borrower is in compliance in all material respects with all applicable provisions of the Employee Retirement Income Security Act of 1974, as amended or recodified from time to time ("ERISA"); Borrower has not violated any provision of any defined employee pension benefit plan (as defined in ERISA) maintained or contributed to by Borrower (each, a "Plan"); no Reportable Event as defined in ERISA has occurred and is continuing with respect to any Plan initiated by Borrower; Borrower has met its minimum funding requirements under ERISA with respect to each Plan; and each Plan will be able to fulfill its benefit obligations as they come due in accordance with the Plan documents and under generally accepted accounting principles.

     SECTION 2.10. OTHER OBLIGATIONS. Borrower is not in default on any obligation for borrowed money, any purchase money obligation or any other material lease, commitment, contract, instrument or obligation.

     SECTION 2.11. BANK SUBSIDIARIES. As of the date of this Agreement there are 1,000 shares of issued and outstanding common voting stock in the Guarantor, of which Borrower owns 1,000 shares. As of the date of this Agreement there are 12,753,500 shares of issued and outstanding common voting stock in Sterling Bank, of which the Guarantor owns 12,753,500 shares. Each bank named herein (and each bank hereafter acquired by Borrower) is referred to as a "Bank Subsidiary".

                                  ARTICLE III
                                  -----------
                                   CONDITIONS
                                   ----------

     SECTION 3.1. CONDITIONS OF INITIAL EXTENSION OF CREDIT. The obligation of Bank to extend any credit contemplated by this Agreement is subject to the fulfillment to Bank's satisfaction of all of the following conditions:

     (a) Approval of Bank Counsel. All legal matters incidental to the extension of credit by Bank shall be satisfactory to Bank's counsel.

     (b) Documentation. Bank shall have received, in form and substance satisfactory to Bank, each of the following, duly executed:

     (i) This Agreement and each promissory note or other instrument required hereby.

     (ii) Continuing Guaranty.

     (iii) Such other documents as Bank may require under any other Section of this Agreement.

     (c) Financial Condition. There shall have been no material adverse change, as determined by Bank, in the financial condition or business of Borrower or any guarantor hereunder, nor any material decline, as determined by Bank, in the market value of any collateral required hereunder or a substantial or, material portion of the assets of Borrower or any such guarantor.

     SECTION 3.2. CONDITIONS OF EACH EXTENSION OF CREDIT. The obligation of Bank to make each extension of credit requested by Borrower hereunder shall be subject to the fulfillment to Bank's satisfaction of each of the following conditions:

     (a) Compliance. The representations and warranties contained herein and in each of the other Loan Documents shall be true on and as of the date of the signing of this Agreement and on the date of each extension of credit by Bank pursuant hereto, with the same effect as though such representations and warranties had been made on and as of each such date, and on each such date, no Event of Default as defined herein, and no condition, event or act which with the giving of notice or the passage of time or both would constitute such an Event of Default, shall have occurred and be continuing or shall exist.

     (b) Documentation. Bank shall have received all additional documents which may be required in connection with such extension of credit.

                                   ARTICLE IV
                                   ----------
                             AFFIRMATIVE COVENANTS
                             ---------------------

     Borrower covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower shall, unless Bank otherwise consents in writing:

     SECTION 4.1. PUNCTUAL PAYMENTS. Punctually pay all principal, interest, fees or other liabilities due under any of the Loan Documents at the times and place and in the manner specified therein.

     SECTION 4.2. ACCOUNTING RECORDS. Maintain adequate books and records in accordance with generally accepted accounting principles consistently applied, and permit any representative of Bank, at any reasonable time, to inspect, audit and examine such books and records, to make copies of the same, and to inspect the properties of Borrower.

     SECTION 4.3. FINANCIAL STATEMENTS. Provide to Bank all of the following, in form and detail satisfactory to Bank:

     (a) not later than 90 days after and as of the end of each fiscal year, an annual audited financial statement of Borrower and an annual unaudited financial statement of each Bank Subsidiary, prepared by a certified public accountant acceptable to Bank, to include balance sheet and income statement;

     (b) not later than 90 days after and as of the end of each fiscal year, a financial statement of the Guarantor, prepared by Guarantor, to include balance sheet and income statement;

     (c) contemporaneously with each annual and fiscal quarter financial statement of Borrower required hereby, a compliance certificate of the president or chief financial officer of Borrower that said financial statements are accurate, that there exists no Event of Default nor any condition, act or event which with the giving of notice or the passage of time or both would constitute an Event of Default, and demonstrating compliance with the financial covenants contained in this Agreement;

     (d) as soon as available, and in any event within 45 days after the end of each calendar quarter, the complete Call Report prepared by Borrower each Bank Subsidiary at the end of such calendar quarter in compliance with the requirements of any federal or state regulatory agency which has authority to examine Borrower any Bank Subsidiary, all prepared in accordance with the requirements imposed by the applicable regulatory authorities and applied on a basis consistent with the accounting practices reflected in any previous Call Report(s) and similar statements delivered to Bank prior to the date of this Agreement;

     (e) as soon as available, and in any event no later than 60 days after the end of each fiscal quarter, the complete Parent Company Only Financial Statements for Bank Holding Companies (FRY-9LP) required to be filed by Borrower quarterly with the Federal Reserve Bank in the applicable Federal Reserve District;

     (f) as soon as available, and in any event within 90 days after each fiscal year end of Borrower, the Annual Report of Domestic Holding Companies (FRY-6) required by the Federal Reserve Bank in the applicable Federal Reserve District;

     (g) as soon as available, and in any event within 60 days after each fiscal quarter of Borrower, the complete Consolidated Report for Bank Holding Companies (FRY-9C) required by to be filed by the Borrower with the Federal Reserve District;

     (h) as soon as available, and in any event no later than 60 days after the end of each fiscal quarter of the Guarantor, the complete Parent Company Only Financial Statements for Bank Holding Companies (FRY-9LP) required to be filed by Guarantor quarterly with the Federal Reserve Bank in the applicable Federal Reserve District;

     (i) as soon as available, and in any event within 90 days after each fiscal year end of the Guarantor, the Annual Report of Domestic Holding Companies (FRY-
6) required by the Federal Reserve Bank in the applicable Federal Reserve District;

     (j) as soon as available (but without duplication of any other requirements set forth in this Section 4.3) a copy of all reports which are required by law to be furnished to any regulatory authority having jurisdiction over Borrower or any Bank Subsidiary (including without limitation Call Reports, but excluding any report which applicable law or regulation prohibits Borrower or a Bank Subsidiary from furnishing to Bank);

     (k) from time to time such other information as Bank may reasonably request.

     SECTION 4.4. COMPLIANCE. Preserve and maintain all licenses, permits, governmental approvals, rights, privileges and franchises necessary for the conduct of its business; and comply with the provisions of all documents pursuant to which Borrower is organized and/or which govern Borrower's continued existence and with the requirements of all laws, rules, regulations and orders of any governmental authority applicable to Borrower and/or its business.

     SECTION 4.5. INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to that of Borrower, including but not limited to fire, extended coverage, public liability, flood, property damage and workers' compensation, with all such insurance carried with companies and in amounts satisfactory to Bank, and deliver to Bank from time to time at Bank's request schedules setting forth all insurance then in effect.

     SECTION 4.6. FACILITIES. Keep all properties useful or necessary to Borrower's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that such properties shall be fully and efficiently preserved and maintained.

     SECTION 4.7. TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments and taxes, both real or personal, including without limitation federal and state income taxes and state and local property taxes and assessments, except such (a) as Borrower may in good faith contest or as to which a bona fide dispute may arise, and (b) for which Borrower has made provision, to Bank's satisfaction, for eventual payment thereof in the event Borrower is obligated to make such payment.

     SECTION 4.8. LITIGATION. Promptly give notice in writing to Bank of any litigation pending or threatened against Borrower.

     SECTION 4.9. BORROWER'S FINANCIAL CONDITION. Maintain Borrower's consolidated financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

     (a) ROE not less than 15% as of the end of each fiscal quarter calculated on a four quarter moving average including the current quarter reported plus the three immediately preceding quarters. For purposes herein, "Return on Equity" shall be determined by dividing net income after taxed by total tangible equity on an annualized basis.

     (b) Ratio of its Tier 1 Core Capital to total average assets (minus intangible assets and all goodwill) at a level equal to the greater of (i) seven percent (7.00%) as of the end of each fiscal quarter, or (ii) the minimum ratio required by any regulatory agency having authority over the Bank. For purposes herein, "Tier 1 Core Capital" shall mean the core capital elements set forth by the Federal Reserve Board in 12 CFR Parts 208 and 225, which provided for the inclusion of trust preferred stock (to the extent that such trust preferred stock together with other cumulative preferred stock does not exceed 25% of Tier 1 Core Capital);

     (c) Allowance for loan and lease losses not less than 100% of the total amount of Non-Performing Assets, determined as of each fiscal quarter end, with "Non-Performing Assets" defined as the sum of: (i) all loans classified as past due 90 days or more and still accruing interest; (ii) all loans classified as 'non-accrual' and no longer accruing interest; (iii) all loans classified as 'restructured loans and leases'; and (iv) all other 'non-performing assets', including those classified as 'other real estate owned' and 'repossessed property', as reported in the then most recent Call Report.

     (d) Non-Performing Assets not greater than 10% of Primary Equity Capital, determined as of each fiscal quarter end, with "Non-Performing Assets" as defined above, and with "Primary Equity Capital" defined as the aggregate of allowance for loan and lease losses, as reported in the then most recent Call Report, plus Equity Capital (defined as the aggregate of perpetual preferred stock (and related surplus), common stock, surplus (excluding all surplus related to perpetual preferred stock), undivided profits and capital reserves, plus the net unrealized holding gains (or less the net realized holding losses) on available-for-sale securities, less goodwill and other disallowed intangible assets).

     (e) Aggregate book value of each Bank Subsidiary's securities portfolios classified in the held-to-maturity category, less the aggregate market value of those securities portfolios, when expressed as an unrealized securities loss, not to exceed at any time 15% of the Equity Capital of such Bank Subsidiary, with "Equity Capital" as defined above.

     SECTION 4.10. BANK SUBSIDIARY FINANCIAL CONDITION. Cause each Bank Subsidiary, Sterling Bank, to maintain its financial condition as follows using generally accepted accounting principles consistently applied and used consistently with prior practices (except to the extent modified by the definitions herein):

     (a) ROA not less than 1.0%, determined as of each fiscal year end, with "ROA" defined as the percentage arrived at by dividing net income by Total Assets, as reported in the most recent Call Report.

     (b) Maintain its categorization as Well Capitalized as defined by regulatory agencies having jurisdiction, which, pursuant to Section 38 of the Federal Deposit Insurance Act (created by Section 131 of the Federal Deposit Insurance Corporation Improvement Act (FDICIA) of 1991) (entitled "Prompt Corrective Action") (herein, "Section 38"), considers an institution "Well Capitalized", among other things, if its Total Risk-Based Capital Ratio equals or exceeds 10%, its Tier 1 Risk-Based Capital equals or exceeds 6% and its Leverage equals or exceeds 5%. As used herein, "Total Risk-Based Capital Ratio", "Tier 1 Risk-Based Capital" and "Leverage" shall be defined and calculated in conformity with Section 38.

     SECTION 4.11. NOTICE TO BANK. Promptly (but in no event more than five (5) days after the occurrence of each such event or matter) give written notice to Bank in reasonable detail of: (a) the occurrence of any Event of Default, or any condition, event or act which with the giving of notice or the passage of time or both would constitute an Event of Default; (b) any change in the name or the organizational structure of Borrower; (c) the occurrence and nature of any Reportable Event or Prohibited Transaction, each as defined in ERISA, or any funding deficiency with respect to any Plan; (d) any termination or cancellation of any insurance policy which Borrower is required to maintain, or any uninsured or partially uninsured loss through liability or property damage, or through fire, theft or any other cause affecting Borrower's property; (e) any negotiations to sell any capital stock of Borrower and/or any Bank Subsidiary, together with copies of any proposed buy/sell agreements; provided however, that this clause shall not be deemed approval by Bank of any such negotiation and shall not apply to information which under applicable law or regulation is prohibited from disclosure to Bank.

                                   ARTICLE V
                                   ---------
                               NEGATIVE COVENANTS
                               ------------------

     Borrower further covenants that so long as Bank remains committed to extend credit to Borrower pursuant hereto, or any liabilities (whether direct or contingent, liquidated or unliquidated) of Borrower to Bank under any of the Loan Documents remain outstanding, and until payment in full of all obligations of Borrower subject hereto, Borrower will not without Bank's prior written consent:

     SECTION 5.1. USE OF FUNDS. Use any of the proceeds of any credit extended hereunder except for the purposes stated in Article I hereof.

     SECTION 5.2. OTHER INDEBTEDNESS. Create, incur, assume or permit to exist any indebtedness or liabilities resulting from borrowings, loans or advances, whether secured or unsecured, matured or unmatured, liquidated or unliquidated, joint or several, except (a) the liabilities of Borrower to Bank, and (b) any other liabilities of Borrower existing as of, and disclosed to Bank prior to, the date hereof.

     SECTION 5.3. MERGER, CONSOLIDATION, TRANSFER OF ASSETS. Merge into or consolidate with any other entity; make any substantial change in the nature of Borrower's business as conducted as of the date hereof; acquire all or substantially all of the assets of any other entity; nor sell, lease, transfer or otherwise dispose of all or a substantial or material portion of Borrower's assets except in the ordinary course of its business.

     SECTION 5.4. GUARANTIES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments for deposit or collection in the ordinary course of business), accommodation endorser or otherwise for, nor pledge or hypothecate any assets of Borrower as security for, any liabilities or obligations of any other person or entity, except any of the foregoing in favor of Bank.

     SECTION 5.5. LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to or investments in any person or entity, except any of the foregoing existing as of, and disclosed to Bank prior to, the date hereof.

     SECTION 5.6. DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend or distribution either in cash, stock or any other property on Borrower's stock now or hereafter outstanding, nor redeem, retire, repurchase or otherwise acquire any shares of any class of Borrower's stock now or hereafter outstanding, specifically excluding payments of dividends to allow payment of Borrower's indebtedness to Bank, and payment of shareholder dividends or repurchases pursuant to a share repurchase program so long as such program has been approved in writing by the Bank and no Event of Default has occurred under this Agreement.

                                   ARTICLE VI
                                   ----------
                               EVENTS OF DEFAULT
                               -----------------

     SECTION 6.1. The occurrence of any of the following shall constitute an "Event of Default" under this Agreement:

     (a) Borrower shall fail to pay when due any principal, interest, fees or other amounts payable under any of the Loan Documents.

     (b) Any financial statement or certificate furnished to Bank in connection with, or any representation or warranty made by Borrower or any other party under this Agreement or any other Loan Document shall prove to be incorrect, false or misleading in any material respect when furnished or made.

     (c) Any default in the performance of or compliance with any obligation, agreement or other provision contained herein or in any other Loan Document (other than those referred to in subsections (a) and (b) above), and with respect to any such default which by its nature can be cured, such default shall continue for a period of twenty (20) days from its occurrence.

     (d) Any default in the payment or performance of any obligation, or any defined event of default, under the terms of any contract or instrument (other than any of the Loan Documents) pursuant to which Borrower or any Bank Subsidiary or any guarantor hereunder has incurred any debt or other liability to any person or entity, including Bank.

     (e) The filing of a notice of judgment lien against Borrower or any Bank Subsidiary or any guarantor hereunder; or the recording of any abstract of judgment against Borrower or any Bank Subsidiary or any guarantor hereunder in any county in which Borrower or such Bank Subsidiary or such guarantor has an interest in real property; or the service of a notice of levy and/or of a writ of attachment or execution, or other like process, against the assets of Borrower or any Bank Subsidiary or any guarantor hereunder; or the entry of a judgment against Borrower or any Bank Subsidiary or any guarantor hereunder.

     (f) Borrower or any Bank Subsidiary or any guarantor hereunder shall become insolvent, or shall suffer or consent to or apply for the appointment of a receiver, trustee, custodian or liquidator of itself or any of its property, or shall generally fail to pay its debts as they become due, or shall make a general assignment for the benefit of creditors; Borrower or any Bank Subsidiary or any guarantor hereunder shall file a voluntary petition in bankruptcy, or seeking reorganization, in order to effect a plan or other arrangement with creditors or any other relief under the Bankruptcy Reform Act, Title 11 of the United States Code, as amended or recodified from time to time ("Bankruptcy Code"), or under any state or federal law granting relief to debtors, whether now or hereafter in effect; or any involuntary petition or proceeding pursuant to the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors is filed or commenced against Borrower or any Bank Subsidiary or any guarantor hereunder, or Borrower or any Bank Subsidiary or any such guarantor shall file an answer admitting the jurisdiction of the court and the material allegations of any involuntary petition; or Borrower or any Bank Subsidiary or any such guarantor shall be adjudicated a bankrupt, or an order for relief shall be entered against Borrower or any Bank Subsidiary or any such guarantor by any court of competent jurisdiction under the Bankruptcy Code or any other applicable state or federal law relating to bankruptcy, reorganization or other relief for debtors.

     (g) There shall exist or occur any event or condition which Bank in good faith believes impairs, or is substantially likely to impair, the prospect of payment or performance by Borrower of its obligations under any of the Loan Documents.

     (h) The death or incapacity of any guarantor hereunder. The dissolution or liquidation of Borrower or any Bank Subsidiary or any guarantor hereunder; or Borrower or any

Bank Subsidiary or any such guarantor, or any of their directors, stockholders or members, shall take action seeking to effect the dissolution or liquidation of Borrower or such Bank Subsidiary or such guarantor.

     (i) The issuance or proposed issuance against Borrower, or any affiliate of Borrower (including without limitation, any Bank Subsidiary) of any informal or formal administrative action, temporary or permanent, by any federal or state regulatory agency having jurisdiction or control over Borrower or such affiliate, such action taking the form of, but not limited to, (A) any informal or formal directive citing conditions or activities deemed to be unsafe or unsound or breaches of fiduciary duty or law or regulation; (B) a memorandum of understanding; (C) a cease and desist order; (D) the termination of insurance coverage of customer deposits by the Federal Deposit Insurance Corporation; (E) the suspension or removal of an officer or director, or the prohibition of participation by any others in the business affairs of Borrower or such affiliate; (F) any capital maintenance agreement; or (G) any other regulatory action, agreement or understanding with respect to Borrower or such affiliate.

     SECTION 6.2. REMEDIES. Upon the occurrence of any Event of Default: (a) all indebtedness of Borrower under each of the Loan Documents, any term thereof to the contrary notwithstanding, shall at Bank's option and without notice become immediately due and payable without presentment, demand, protest or notice of dishonor, all of which are hereby expressly waived by each Borrower; (b) the obligation, if any, of Bank to extend any further credit under any of the Loan Documents shall immediately cease and terminate; and (c) Bank shall have all rights, powers and remedies available under each of the Loan Documents, or accorded by law, including without limitation the right to resort to any or all security for any credit subject hereto and to exercise any or all of the rights of a beneficiary or secured party pursuant to applicable law. All rights, powers and remedies of Bank may be exercised at any time by Bank and from time to time after the occurrence of an Event of Default, are cumulative and not exclusive, and shall be in addition to any other rights, powers or remedies provided by law or equity.

                                  ARTICLE VII
                                  -----------
                                 MISCELLANEOUS
                                 -------------

     SECTION 7.1. NO WAIVER. No delay, failure or discontinuance of Bank in exercising any right, power or remedy under any of the Loan Documents shall affect or operate as a waiver of such right, power or remedy; nor shall any single or partial exercise of any such right, power or remedy preclude, waive or otherwise affect any other or further exercise thereof or the exercise of any other right, power or remedy. Any waiver, permit, consent or approval of any kind by Bank of any breach of or default under any of the Loan Documents must be in writing and shall be effective only to the extent set forth in such writing.

     SECTION 7.2. NOTICES. All notices, requests and demands which any party is required or may desire to give to any other party under any provision of this Agreement must be in writing delivered to each party at the following address:


BORROWER:   STERLING BANCSHARES, INC
            15000 NORTHWEST FWY
            HOUSTON, TEXAS 77040-3220

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BANK:   WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
        MAC # N9305-071
        6TH AND MARQUETTE
        MINNEAPOLIS, MINNESOTA 55479

or to such other address as any party may designate by written notice to all other parties. Each such notice, request and demand shall be deemed given or made as follows: (a) if sent by hand delivery, upon delivery; (b) if sent by mail, upon the earlier of the date of receipt or three (3) days after deposit in the U.S. mail, first class and postage prepaid; and (c) if sent by telecopy, upon receipt.

     SECTION 7.3. SUCCESSORS, ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the heirs, executors, administrators, legal representatives, successors and assigns of the parties; provided however, that Borrower may not assign or transfer its interest hereunder without Bank's prior written consent. Bank reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in, Bank's rights and benefits under each of the Loan Documents. In connection therewith, Bank may disclose all documents and information which Bank now has or may hereafter acquire relating to any credit subject hereto, Borrower, any Bank Subsidiary, any guarantor hereunder or any collateral required hereunder.

     SECTION 7.4. ENTIRE AGREEMENT; AMENDMENT. This Agreement and the other Loan Documents constitute the entire agreement between Borrower and Bank with respect to each credit subject hereto and supersede all prior negotiations, communications, discussions and correspondence concerning the subject matter hereof. This Agreement may be amended or modified only in writing signed by each party hereto.

     SECTION 7.5. NO THIRD PARTY BENEFICIARIES. This Agreement is made and entered into for the sole protection and benefit of the parties hereto and their respective permitted successors and assigns, and no other person or entity shall be a third party beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any other of the Loan Documents to which it is not a party.

     SECTION 7.6. TIME. Time is of the essence of each and every provision of this Agreement and each other of the Loan Documents.

     SECTION 7.7. SEVERABILITY OF PROVISIONS. If any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or any remaining provisions of this Agreement.

     SECTION 7.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original, and all of which when taken together shall constitute one and the same Agreement.

     SECTION 7.9. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota.

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     SECTION 7.10. ARBITRATION,

     (a) Arbitration. The parties hereto agree, upon demand by any party, to submit to binding arbitration all claims, disputes and controversies between or among them (and their respective employees, officers, directors, attorneys, and other agents), whether in tort, contract or otherwise arising out of or relating to in any way (i) the loan and related Loan Documents which are the subject of this Agreement and its negotiation, execution, collateralization, administration, repayment, modification, extension, substitution, formation, inducement, enforcement, default or termination; or (ii) requests for additional credit.

     (b) Governing Rules. Any arbitration proceeding will (i) proceed in a location in Minnesota selected by the American Arbitration Association ("AAA");
(ii) be governed by the Federal Arbitration Act (Title 9 of the United States
Code), notwithstanding any conflicting choice of law provision in any of the documents between the parties; and (iii) be conducted by the AAA, or such other administrator as the parties shall mutually agree upon, in accordance with the AAA's commercial dispute resolution procedures, unless the claim or counterclaim is at least $1,000,000.00 exclusive of claimed interest, arbitration fees and costs in which case the arbitration shall be conducted in accordance with the AAA's optional procedures for large, complex commercial disputes (the commercial dispute resolution procedures or the optional procedures for large, complex commercial disputes to be referred to, as applicable, as the "Rules"). If there is any inconsistency between the terms hereof and the Rules, the terms and procedures set forth herein shall control. Any party who fails or refuses to submit to arbitration following a demand by any other party shall bear all costs and expenses incurred by such other party in compelling arbitration of any dispute. Nothing contained herein shall be deemed to be a waiver by any party that is a bank of the protections afforded to it under 12 U.S.C. (S)91 or any similar applicable state law.

     (c) No Waiver of Provisional Remedies, Self-Help and Foreclosure. The arbitration requirement does not limit the right of any party to (i) foreclose against real or personal property collateral; (ii) exercise self-help remedies relating to collateral or proceeds of collateral such as setoff or repossession; or (iii) obtain provisional or ancillary remedies such as replevin, injunctive relief, attachment or the appointment of a receiver, before during or after the pendency of any arbitration proceeding. This exclusion does not constitute a waiver of the right or obligation of any party to submit any dispute to arbitration or reference hereunder, including those arising from the exercise of the actions detailed in sections (i), (ii) and (iii) of this paragraph.

     (d) Arbitrator Qualifications and Powers. Any arbitration proceeding in which the amount in controversy is $5,000,000.00 or less will be decided by a single arbitrator selected according to the Rules, and who shall not render an award of greater than $5,000,000.00. Any dispute in which the amount in controversy exceeds $5,000,000.00 shall be decided by majority vote of a panel of three arbitrators; provided however, that all three arbitrators must actively participate in all hearings and deliberations. The arbitrator will be a neutral attorney licensed in the State of Minnesota or a neutral retired judge of the state or federal judiciary of Minnesota, in either case with a minimum of ten years experience in the substantive law applicable to the subject matter of the dispute to be arbitrated. The arbitrator will determine whether or not an issue is arbitratable and will give effect to the statutes of limitation in determining any claim. In any arbitration proceeding the arbitrator will decide (by documents only or with a hearing at the arbitrator's discretion) any pre-hearing motions which are similar to motions to dismiss for failure to state a claim or motions for summary adjudication. The arbitrator shall resolve all disputes in accordance with the substantive law of Minnesota and may grant any remedy or relief that a

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court of such state could order or grant within the scope hereof and such ancillary relief as is necessary to make effective any award. The arbitrator shall also have the power to award recovery of all costs and fees, to impose sanctions and to take such other action as the arbitrator deems necessary to the same extent a judge could pursuant to the Federal Rules of Civil Procedure, the Minnesota Rules of Civil Procedure or other applicable law. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction. The Institution and maintenance of an action for judicial relief or pursuit of a provisional or ancillary remedy shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to arbitration if any other party contests such action for judicial relief.

     (e) Discovery. In any arbitration proceeding discovery will be permitted in accordance with the Rules. All discovery shall be expressly limited to matters directly relevant to the dispute being arbitrated and must be completed no later than 20 days before the hearing date and within 180 days of the filing of the dispute with the AAA. Any requests for an extension of the discovery periods, or any discovery disputes, will be subject to final determination by the arbitrator upon a showing that the request for discovery is essential for the party's presentation and that no alternative means for obtaining information is available.

     (f) Class Proceedings and Consolidations. The resolution of any dispute arising pursuant to the terms of this Agreement shall be determined by a separate arbitration proceeding and such dispute shall not be consolidated with other disputes or included in any class proceeding.

     (g) Payment Of Arbitration Costs And Fees. The arbitrator shall award all costs and expenses of the arbitration proceeding.

     (h) Miscellaneous. To the maximum extent practicable, the AAA, the arbitrators and the parties shall take all action required to conclude any arbitration proceeding within 180 days of the filing of the dispute with the AAA. No arbitrator or other party to an arbitration proceeding may disclose the existence, content or results thereof, except for disclosures of information by a party required in the ordinary course of its business or by applicable law or regulation. If more than one agreement for arbitration by or between the parties potentially applies to a dispute, the arbitration provision most directly related to the Loan Documents or the subject matter of the dispute shall control. This arbitration provision shall survive termination, amendment or expiration of any of the Loan Documents or any relationship between the parties.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first written above.


STERLING BANCSHARES, INC              WELLS FARGO BANK MINNESOTA,
                                        NATIONAL ASSOCIATION

By: /s/ Eugene S. Putnam, Jr.         By: /s/ William Klein
   -------------------------------        ----------------------------------
   Eugene S. Putnam, Jr.,                 William Klein
   Executive Vice President & CFO         Title: Vice President

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